Roadrunner Transportation Systems Reports First Quarter 2019 Results • Revenue decline in first quarter 2019 primarily due to expected market moderation in ground expedite compared to peak demand in first quarter 2018 and lower volumes in Less-Than-Truckload (LTL) segment due primarily to planned service area reductions • LTL segment improved Adjusted EBITDA as a result of restructuring efforts • Truckload & Express Services (TES) and Ascent Global Logistics (Ascent) segments earned marginally lower Adjusted EBITDA due to difficult comparisons • Capital structure improvements completed during the quarter enabling increased investments in all three segments • Adding new board member nominees with significant industry experience • Longer-term outlook unchanged and improvement plans in place Downers Grove, IL (BUSINESS WIRE) - May 7, 2019 -- Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced results for the first quarter ended March 31, 2019 and the filing of its Quarterly Report on Form 10-Q. First Quarter Results Revenues for the first quarter ended March 31, 2019 were $507.1 million, compared to revenues of $570.0 million for the first quarter ended March 31, 2018. Operating loss was $20.8 million in the first quarter of 2019 compared to $13.4 million in the first quarter of 2018. Net loss was $27.0 million in the first quarter of 2019 compared to $23.6 million in the first quarter of 2018. In addition to the lower revenues, net loss in the first quarter of 2019 was also impacted by higher depreciation expense of $6.5 million, a loss on debt restructuring of $2.3 million, and a software impairment charge of $0.8 million, partially offset by a decrease in interest expense of $5.7 million primarily due to the waiver of interest on the company’s preferred stock until it was fully redeemed after completion of the company’s $450 million rights offering in February. Diluted loss per share available to common stockholders was $1.78 for the first quarter of 2019, compared to diluted loss per share of $15.37 for the first quarter of 2018. On April 5, 2019, the company executed a 1-for-25 reverse stock split which retroactively adjusts all share and per common share data for all periods presented. After reflecting the impact of the reverse stock split, the weighted average common stock outstanding used in the calculation of diluted loss per share was significantly higher in the first quarter of 2019 due to the company’s issuance of 36 million shares of common stock in the rights offering. 1

Adjusted EBITDA for the first quarter of 2019 declined to $0.7 million compared to $3.1 million in the first quarter of 2018. Adjusted EBITDA for the quarters ended March 31, 2019 and 2018 was calculated as follows:

(In thousands)	Three Months Ended March 31, 2019				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Net (loss) income	$ (4,413)	$ (5,868)	$ 5,267	$ (21,985)	$ (26,999)
Plus: Total interest expense	692	34	92	3,064	3,882
Plus: Provision for income taxes	—	—	13	58	71
Plus: Depreciation and amortization	11,187	638	1,682	2,035	15,542
Plus: Impairment charges	—	—	—	778	778
Plus: Long-term incentive compensation expenses	—	—	—	1,731	1,731
Plus: Loss on debt restructuring	—	—	—	2,270	2,270
Plus: Corporate restructuring and restatement costs	—	—	—	3,432	3,432
Adjusted EBITDA	$ 7,466	$ (5,196)	$ 7,054	$ (8,617)	$ 707

	Three Months Ended March 31, 2018				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Net (loss) income	$ 4,389	$ (8,720)	$ 6,677	$ (25,989)	$ (23,643)
Plus: Total interest expense	11	36	30	9,466	9,543
Plus: Provision for income taxes	—	—	—	670	670
Plus: Depreciation and amortization	6,296	913	1,188	668	9,065
Plus: Long-term incentive compensation expenses	—	—	—	577	577
Plus: Corporate restructuring and restatement costs	—	—	—	6,913	6,913
Adjusted EBITDA	$ 10,696	$ (7,771)	$ 7,895	$ (7,695)	$ 3,125

	Comparison of First Quarter 2019 to 2018				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Adjusted EBITDA Improvement/ (Decline)	$ (3,230)	$ 2,575	$ (841)	$ (922)	$ (2,418)

For more information about Adjusted EBITDA, see "Non-GAAP Financial Measures" below and the company's SEC filings.

Rights Offering, Debt Refinancing and Increased Liquidity

On February 26, 2019, the company completed its previously announced $450 million rights offering. The net proceeds from the rights offering were used to fully redeem the outstanding shares of the company's preferred stock, to pay related accrued and unpaid dividends and to add over $30 million of funds for general corporate purposes.

On February 28, 2019, the company refinanced its prior asset-based lending ("ABL") facility. The new ABL credit facility consists of a $200 million asset-based revolving line of credit. Also on February 28,

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2019, the company entered into a new term loan credit agreement (“Term Loan”). The Term Loan proceeds of approximately $51 million were used to repay in full the previous term loan and provide funds for general corporate purposes. After completing the rights offering and the debt refinancing, the company has increased funds available for working capital, operating activities and equipment procurement purposes. The new ABL and Term Loan facilities mature on February 28, 2024. CEO Comments on First Quarter Results “While we saw market softness in the first quarter in some of our well-performing businesses, our longer- term improvement plans are being executed and we continue to invest in our businesses. Although some of our businesses can exhibit volatility between quarters driven primarily by market conditions, our overarching focus is to invest in all segments to achieve better than average industry margins. We are encouraged by our team’s progress, especially with an improved balance sheet that now provides us enhanced financial flexibility,” said Curt Stoelting, Chief Executive Officer of Roadrunner. “We continued to make progress in our LTL segment, where revenue declined primarily due to planned service area reductions. These reductions support our ongoing efforts to eliminate unprofitable freight and increase density in key lanes. As a result of these efforts, LTL yield and Adjusted EBITDA increased compared to the prior year quarter due to pricing actions, improved linehaul, pick-up and delivery costs and reduced SG&A costs. We expect revenue trends to improve in future quarters,” said Stoelting. Stoelting continued, “We faced difficult revenue comparisons in our Active On-Demand ground expedite offering, which had revenue declines of approximately $60 million in the first quarter of 2019 compared to the prior year first quarter peak demand. We continued to experience strong demand for air expedite, one of our top performing services, but our performance was negatively impacted by lower than normal capture rates on our owned fleet due to aircraft maintenance and availability. The reduced volume on our fleet was a primary driver of the lower profitability in our TES segment in the first quarter of 2019 compared to the first quarter of 2018. We are encouraged that our recently integrated temperature- controlled business increased profit contribution within the TES segment in the current quarter compared to both the prior year first quarter and the fourth quarter of 2018. We are currently working to integrate multiple dry van operations in order to increase productivity and profitability.” Stoelting added, “Profits in our Ascent segment declined marginally year over year, primarily due to lower volume in Domestic Freight Management, which was not fully offset by improved brokerage spreads and investment spending in International Freight Forwarding, as we invest to add additional sales resources.” “With the completion of the rights offering and debt refinancing in the first quarter, we now have the capital structure to support our longer-term focus and business plans, which we believe will enable a full operational recovery followed by additional growth and optimization opportunities. These efforts will be supported by two new board member nominees, Don Brown and Chris Jamroz, both of whom have significant industry and business experience,” he concluded. Financial Outlook The company remains focused on its longer-term business plans and goals to deliver higher levels of profitability and sustainable returns on invested capital. Over the longer-term, the company expects 3 segment margins will increase to be in line with peer group margins and that structural changes currently being implemented will result in profitability that is more resilient and will better position Roadrunner for success throughout natural industry cycles. Conference Call and Webcast Roadrunner management will host a conference call to discuss the company’s results for the quarter ended March 31, 2019 on Tuesday, May 7, 2019 at 10:00 a.m. Eastern Time. To access the conference call, please dial 866-763-0340 (U.S.) or 703-871-3799 (International) approximately 10 minutes prior to the start of the call. Callers will be prompted for passcode 4994926. Presentation materials and a live webcast of the call can be accessed on the “events and presentations” page in the Investor Relations section of Roadrunner's website, www.rrts.com. The conference call may include forward-looking statements. If you are unable to listen to the live call, a replay will be available through Tuesday, May 14, 2019 and can be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (International). Callers will be prompted for passcode 4994926. An archived version of the webcast will also be available for a period of time under the Investor Relations section of Roadrunner's website, www.rrts.com. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, over-the-road truckload and intermodal services. Active On-Demand offers premium mission critical air and ground transportation solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s outlook for 2019 and beyond; the ability of all segments to achieve better than average industry margins; the success of the LTL segment to eliminate unprofitable freight and increase density in key lanes; the expectation that LTL revenue trends will improve in future quarters; the integration of multiple dry van operations in order to increase productivity and profitability; the ability of Roadrunner’s capital structure to fully support Roadrunner’s long-term business plans, which Roadrunner believes will increase the speed and likelihood of a full operational recovery followed by additional growth and optimization opportunities; the election on two new nominees to the company’s board of directors; Roadrunner’s longer-term business goals to deliver higher levels of profitability and sustainable returns on invested capital; and Roadrunner’s expectation that its segment margins will increase to be in line with peer group margins and that the structural changes currently being implemented will result in profitability that is more resilient and will better position Roadrunner for success 4 throughout natural industry cycles. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2018. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. Non-GAAP Financial Measures EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA as EBITDA excluding impairment and other non-cash gains and losses, other long- term incentive compensation expenses, loss on debt restructuring, and corporate restructuring and restatement costs associated with legal, consulting and accounting matters, including internal and external investigations. Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs; • Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock; 5

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and • Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com 6

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In thousands, except par value) March 31, December 31, 2019 2018 ASSETS Current assets: Cash and cash equivalents $ 4,612 $ 11,179 Accounts receivable, net of allowances of $8,522 and $9,980, respectively 273,634 274,843 Income tax receivable 3,180 3,910 Prepaid expenses and other current assets 56,612 61,106 Total current assets 338,038 351,038 Property and equipment, net of accumulated depreciation of $143,271 and $130,077, respectively 209,652 188,706 Other assets: Operating lease right-of-use asset 122,701 — Goodwill 264,826 264,826 Intangible assets, net 40,779 42,526 Other noncurrent assets 6,283 6,361 Total other assets 434,589 313,713 Total assets $ 982,279 $ 853,457 LIABILITIES AND STOCKHOLDERS’ INVESTMENT (DEFICIT) Current liabilities: Current maturities of debt $ 8,812 $ 13,171 Current finance lease liability 17,658 13,229 Current operating lease liability 36,797 — Accounts payable 147,765 160,242 Accrued expenses and other current liabilities 105,672 110,943 Total current liabilities 316,704 297,585 Deferred tax liabilities 3,938 3,953 Other long-term liabilities 3,228 7,857 Long-term finance lease liability 56,334 37,737 Long-term operating lease liability 90,767 — Long-term debt, net of current maturities 150,856 155,596 Preferred stock — 402,884 Total liabilities 621,827 905,612 Commitments and contingencies (Note 12) Stockholders’ investment (deficit): Common stock $.01 par value; 44,000 and 4,200 shares authorized; 37,562 and 1,556 shares issued and outstanding 376 16 Additional paid-in capital 844,489 405,243 Retained deficit (484,413) (457,414) Total stockholders’ investment (deficit) 360,452 (52,155) Total liabilities and stockholders’ investment (deficit) $ 982,279 $ 853,457 7

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share amounts) Three Months Ended March 31, 2019 2018 Revenues $ 507,148 $ 569,984 Operating expenses: Purchased transportation costs 342,775 400,963 Personnel and related benefits 79,215 75,887 Other operating expenses 89,614 97,499 Depreciation and amortization 15,542 9,065 Impairment charges 778 — Total operating expenses 527,924 583,414 Operating loss (20,776) (13,430) Interest expense: Interest expense - preferred stock — 7,115 Interest expense - debt 3,882 2,428 Total interest expense 3,882 9,543 Loss on debt restructuring 2,270 — Loss before income taxes (26,928) (22,973) Provision for income taxes 71 670 Net loss $ (26,999) $ (23,643) Loss per share: Basic $ (1.78) $ (15.37) Diluted $ (1.78) $ (15.37) Weighted average common stock outstanding: Basic 15,158 1,538 Diluted 15,158 1,538 8

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ INVESTMENT (DEFICIT) (Unaudited) Common Stock Total Additional Stockholders' Paid-In Retained Investment (In thousands, except shares) Shares Amount Capital Deficit (Deficit) BALANCE, December 31, 2018 1,555,868 $ 16 $ 405,243 $ (457,414) $ (52,155) Issuance of restricted stock units, net of taxes paid 5,664 — (8) — (8) Issuance of common stock 36,000,000 360 449,640 — 450,000 Common stock issuance costs — — (11,985) — (11,985) Share-based compensation — — 1,599 — 1,599 Net loss — — — (26,999) (26,999) BALANCE, March 31, 2019 37,561,532 $ 376 $ 844,489 $ (484,413) $ 360,452 Common Stock Total Additional Stockholders' Paid-In Retained Investment (In thousands, except shares) Shares Amount Capital Deficit (Deficit) BALANCE, December 31, 2017 1,536,925 $ 15 $ 403,535 $ (292,703) $ 110,847 Issuance of restricted stock units, net of taxes paid 3,272 — (75) — (75) Share-based compensation — — 523 — 523 Cumulative effect of change in accounting principle — — — 886 886 Net loss — — — (23,643) (23,643) BALANCE, March 31, 2018 1,540,197 $ 15 $ 403,983 $ (315,460) $ 88,538 9

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands) Three Months Ended March 31, 2019 2018 Cash flows from operating activities: Net loss $ (26,999) $ (23,643) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 15,756 9,262 Change in fair value of preferred stock — 6,057 Amortization of preferred stock issuance costs — 1,058 Loss on disposal of property and equipment 37 135 Share-based compensation 1,599 523 Loss on debt restructuring 2,270 — (Recovery of) provision for bad debts (19) 1,459 Deferred tax (benefit) provision (15) 568 Impairment charges 778 — Changes in: Accounts receivable 1,228 (15,269) Income tax receivable 730 653 Prepaid expenses and other assets 12,879 (2,817) Accounts payable (12,811) 9,642 Accrued expenses and other liabilities (9,355) 2,174 Net cash used in operating activities (13,922) (10,198) Cash flows from investing activities: Capital expenditures (8,553) (5,699) Proceeds from sale of property and equipment 768 37 Net cash used in investing activities (7,785) (5,662) Cash flows from financing activities: Borrowings under revolving credit facilities 504,478 — Payments under revolving credit facilities (526,643) — Term debt borrowings 52,218 557 Term debt payments (38,878) (5,427) Debt issuance costs (2,005) — Payments of debt restructuring costs (693) — Proceeds from issuance of common stock 450,000 — Common stock issuance costs (10,514) — Proceeds from issuance of preferred stock — 17,500 Preferred stock issuance costs — (1,058) Preferred stock payments (402,884) — Issuance of restricted stock units, net of taxes paid (8) (75) Payments on insurance premium financing (5,951) — Payments of finance lease obligation (3,980) (570) Net cash provided by financing activities 15,140 10,927 Net decrease in cash and cash equivalents (6,567) (4,933) Cash and cash equivalents: Beginning of period 11,179 25,702 End of period $ 4,612 $ 20,769 10

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (Unaudited) Three Months Ended (In thousands) March 31, 2019 2018 Supplemental cash flow information: Cash paid for interest $ 3,567 $ 2,154 Cash refunds from income taxes, net $ (698) $ (562) Non-cash finance leases and other obligations to acquire assets $ 27,428 $ 276 Capital expenditures, not yet paid $ 962 $ — 11